SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2009
AXCESS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11933 (Commission File Number)	85-0294536 (I.R.S. Employer Identification No.)

16650 Westgrove Drive, Suite 600, Addison, Texas (Address of principal executive offices)	75001 (Zip Code)
Registrant’s telephone number, including area code (972) 407-6080

Former Address: 3208 Commander Drive, Carrollton, Texas (Former address of principal executive offices)	75006 (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 29, 2009, Axcess entered into certain convertible notes with several institutional or otherwise accredited investors including Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The aggregate principal of the notes is $1,754,187 and is unsecured (the “Convertible Notes”). The Convertible Notes have a five percent per annum simple interest rate and will become due on December 31, 2014. The Convertible Notes are convertible into 3,508,374 common shares of Axcess at the option of each of the holders. As part of the consideration for the Convertible Notes, Axcess also issued to the note holders warrants to purchase an aggregate of 1,754,187 common shares with an exercise price of $0.75. The warrants expire on December 31, 2014.
     A portion of the new Convertible Notes was issued for the conversion and retirement of older convertible notes currently held by Amphion Innovations plc. The principal of the notes converted was $1,038,273 and had accrued interest of $80,914. Of the $635,000 of net new cash, $135,000 has been advanced and Amphion has agreed to fund the remaining $500,000 on or before November 15, 2009.
Item 9.01. Exhibits.
10.1	Form of Convertible Note issued by Registrant in October 29, 2009 financing.

10.2	Form of Voting Common Stock Purchase Warrant issued by Registrant in October 29, 2009 financing.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC. (Registrant)
November 2, 2009	/s/ ALLAN GRIEBENOW
(Date)	Allan Griebenow
President and Chief Executive Officer